UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2012
T & G APOTHECARY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173359	27-4588540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3330 South Federal Highway, Suite 200, Boynton Beach, FL	33435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(647) 344-5900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 16, 2012, we received written consent from our company’s board of directors and a holder of 57.47% of our company’s voting securities to effect a stock split of our issued and outstanding shares of common stock, to a name change, and to increase our company’s authorized capital.

Pursuant to Section 78.320 of the Nevada Revised Statues, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power and on November 16, 2012, we received written consent from a holder of 57.47% of our voting securities, for a name change to “Biologix Hair Inc.”,  and to effect a forward split of our company’s issued and outstanding shares on a basis of seven (7) new for one (1) old.  Upon effect of the forward split, our issued and outstanding shares of common stock shall increase from 8,700,000 to 60,900,000 shares of common stock, with a par value of $0.001.

The board of directors and stockholders also approved to increase our company’s authorized capital from 100,000,000 to 900,000,000 shares of common stock, with a par value of $0.001.

These amendments are currently under review with the Financial Industry Regulatory Authority (“FINRA”).  We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T & G APOTHECARY, INC.

/s/ Lilia Roberts
Lilia Roberts
President and Director

Date:	November 21, 2012